Exhibit 99.1

RUSH STREET INTERACTIVE ANNOUNCES FOURTH QUARTER AND FULL YEAR 2020 RESULTS

- Fourth Quarter Revenue of $100.0 Million, up 260% Year-over-Year -

- Full Year 2020 Revenue of $278.5 Million, up 337% Year-over-Year -

- Full Year 2021 Revenue Guidance Raised 37% to between $420 and $460 Million -

CHICAGO - March 10, 2021 – Rush Street Interactive, Inc. (NYSE: RSI) (“RSI”), a leading online casino and sports betting company in the United States, today announced financial results for the fourth quarter and full year ended December 31, 2020.

Fourth Quarter 2020 Financial Highlights

•	Revenue was $100.0 million during the fourth quarter of 2020, an increase of 260%, compared to $27.8 million during the fourth quarter of 2019.
•	Net loss was $48.8 million during the fourth quarter of 2020, compared to a net loss of $15.1 million during the fourth quarter of 2019.[1]
•	Advertising and promotions expense was $23.1 million, or 23% of revenue, during the fourth quarter of 2020, compared to $8.7 million during the fourth quarter of 2019.
•	Adjusted EBITDA[2] was $(1.3) million during the fourth quarter of each of 2020 and 2019.
•	Real-Money Monthly Active Users (MAUs) in the United States for the fourth quarter of 2020 were up 116% year-over-year and 22% sequentially from the third quarter, with average revenue per MAU (“ARPMAU”) of $328 during the fourth quarter of 2020.
•	As of December 31, 2020, RSI had $255 million of cash and cash equivalents.
•	According to Eilers & Krejcik, RSI’s U.S. online casino was the second largest online casino operator as measured by gross gaming revenue (“GGR”) during the quarter.

Full Year 2020 Financial Highlights

•	Revenue was $278.5 million during full year 2020, an increase of 337%, compared to $63.7 million during full year 2019.
•	Net loss was $138.8 million during full year 2020, compared to a net loss of $22.5 million during full year 2019.[1]
•	Advertising and promotions expense was $56.5 million, or 20% of revenue, during full year 2020, compared to $28.3 million during 2019.
•	Adjusted EBITDA[2] was $4.4 million during full year 2020, compared to $(7.8) million during full year 2019.
•	MAUs in the United States for the full year 2020 were up 165% year-over-year, with ARPMAU of $341 during the year.
•	According to Eilers & Krejcik, RSI’s U.S. online casino was the second largest online casino operator as measured by GGR for the full year.

1 Includes $13.4 million and $41.5 million for the fourth quarter ended December 31, 2019 and 2020, respectively, and $13.4 million and $144.7 million for the year ended December 31, 2019 and 2020, respectively, of non-cash share-based compensation related to partnership interests in Rush Street interactive, LP that were issued before the Business Combination between Rush Street Interactive, LP and dMY Technology Group, Inc., which completed on December 29, 2020.

2 This is a non-GAAP financial measure. Please see “Non-GAAP Financial Measures” for more information about this non-GAAP financial measure and “Reconciliations of GAAP to Non-GAAP Financial Measures” for a reconciliation of the most comparable measure calculated in accordance with GAAP to this non-GAAP financial measure.

Greg Carlin, Chief Executive Officer of RSI, said, “We are proud to be reporting our first financial results as a public company. Throughout 2020, RSI continued its rapid expansion in both new and existing markets achieving revenue growth of 337%. We were the second largest online casino operator in the US for the fourth quarter and full year 2020 according to Eilers & Krejcik.

We achieved these strong results with a modest 2020 marketing expense of $56.5 million. Our significant cash balance at year end plus the incremental cash from our ongoing warrant redemption will allow us to significantly increase 2021 marketing spend and leverage what we believe to be industry leading acquisition costs, payback rates, and average revenue per user. We are significantly increasing 2021 guidance and intend to aggressively pursue opportunities for further growth now that we are better capitalized than at any time in our operating history. We are confident these additional investments will support our goal of being the leader in online casino and driving significant profitability over the long term."

Increasing 2021 Revenue Guidance

RSI expects revenues for the full year ending December 31, 2021 to be between $420 and $460 million, up from our previous guidance of $320 million. At the midpoint of the range, revenue of $440 million represents 58% year-over-year expected revenue growth when compared to $278.5 million of revenues for 2020. This increase reflects our strong Q4 2020 results and anticipated growth in recently opened and existing markets resulting from increased marketing spend funded with cash on hand.

This range is based on certain assumptions, including that (i) all professional and college sports calendars that have been announced come to fruition, including the commencement of their 2020 to 2021 seasons, (ii) we continue to operate in states in which we are live today, and (iii) we do not launch operations in any new jurisdictions.

Recent Business Highlights

•	In February 2021, secured online casino and sports betting market access in Ohio, Maryland and Missouri for up to 20 years, subject to license availability, state law and regulatory approvals.
•	Launched online casino and sports betting in Michigan in January, with metrics continuing to improve. Average daily casino handle is up approximately 65% during the first week in March compared to January.
•	Launched online sports betting in Virginia in January 2021.
•	Now live with online casino in 3 states and sports betting in 8 states, up from online casino in 2 states and online sports betting in 3 states at the start of 2020.
•	Secured online casino market access in West Virginia through an agreement with Century Casinos subject to state law and regulatory approvals. Operations are expected to commence in the second quarter of 2021.
•	Entered into strategic marketing or sponsorship arrangements with the three-time NBA champion Detroit Pistons, hall of famer Jerome Bettis, legendary NBA coach George Karl and nine-time First Division/Premier League champions, Everton Football Club.
•	Initiated the redemption of all of RSI’s publicly held warrants, which are exercisable for an aggregate of approximately 11.5 million shares of Class A common stock, at a price of $11.50 per share, representing approximately $132 million in incremental potential cash proceeds to RSI.

Near Term Initiatives

•	RSI has submitted applications to have its sportsbook and casino apps available for download in the Google Play Store for Android users in connection with Google’s decision to permit use of real money gaming apps in the United States for the first time.
•	Continued to increase investments in technology and product development with a significant upgrade of our existing IOS app in sportsbook-only markets (IL, IA, CO, VA) planned for early Q2 2021 and the launch of a brand new IOS app in casino and sportsbook markets (PA, MI and NJ) during the second half of 2021.

Earnings Conference Call and Webcast Details

RSI will host a conference call and audio webcast today at 5:00 p.m. Eastern Time (4:00 p.m. Central Time), during which management will discuss fourth quarter and full year results and provide commentary on business performance and its current outlook for 2021. A question-and-answer session will follow the prepared remarks.

The conference call may be accessed by dialing (844) 450-0390 for domestic callers or (236) 714-3032 for international callers. The conference call access code is 5695565.

A live audio webcast of the earnings conference call may be accessed on RSI’s website at ir.rushstreetinteractive.com, along with a copy of this press release and an investor slide presentation. The audio webcast and investor slide presentation will be available on RSI’s investor relations website until at least April 10, 2021.

About Rush Street Interactive

Founded in 2012 by gaming industry veterans, RSI is a market leader in online casino and sports betting in the U.S., currently operating real-money gaming in nine U.S. states. RSI launched its first online gaming site in New Jersey in September 2016, and through its BetRivers.com and PlaySugarHouse.com sites, RSI was the first to launch regulated online gaming in Colorado, Illinois, Indiana and Pennsylvania. RSI was named the 2020 Global Gaming Awards Digital Operator of the Year, and the 2020 EGR North America Awards Casino Operator of the Year and Customer Service Operator of the Year. RSI has been an early mover in Latin America and was the first U.S.-based gaming operator to launch a legal and regulated online casino and sportsbook, RushBet.co, in the country of Colombia. For more information, visit www.rushstreetinteractive.com.

Non-GAAP Financial Measures

In addition to providing financial measurements based on accounting principles generally accepted in the United States (“GAAP”), this press release includes certain financial measures that are not prepared in accordance with GAAP, including Adjusted EBITDA and Adjusted Operating Costs and Expenses, each of which is a non-GAAP performance measure that RSI uses to supplement its results presented in accordance with GAAP. A reconciliation of each such non-GAAP financial measure to the most directly comparable GAAP financial measure can be found below. RSI believes that presentation of these non-GAAP financial measures provides useful information to investors regarding RSI’s results of operations and operating performance, as they are similar to measures reported by its public competitors and are regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for any GAAP financial measures and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

RSI defines Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, share-based compensation, adjustments for certain one-time or non-recurring items and other adjustments. Adjusted EBITDA excludes certain expenses that are required in accordance with GAAP because certain expenses are either non-cash (for example, depreciation and amortization, and share-based compensation) or are not related to our underlying business performance (for example, interest income or expense).

RSI defines Adjusted Operating Costs and Expenses as RSI’s GAAP operating costs and expenses adjusted to exclude the impacts of share-based compensation, certain one-time or non-recurring items and other adjustments. Adjusted Operating Costs and Expenses excludes certain expenses that are required in accordance with GAAP because certain expenses are either non-cash (for example, share-based compensation) or are not related to our underlying business performance.

RSI includes these non-GAAP financial measures because management uses them to evaluate RSI’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Management believes that these non-GAAP financial measures provide investors with useful information on RSI’s past financial and operating performance, enable comparison of financial results from period-to-period where certain items may vary independent of business performance, and allow for greater transparency with respect to metrics used by RSI’s management in operating our business. Management also believes these non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics generally eliminate the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

Key Metrics

RSI provides certain key metrics, including MAUs and ARPMAU, in this press release. RSI defines MAUs as the number of unique players per month who have placed at least one real-money bet across one or more of our online casino or online sports betting offerings, and it defines ARPMAU as average revenue for the applicable period divided by the average MAUs for the same period.

The numbers RSI uses to calculate MAUs and ARPMAU are based on internal RSI data. While these numbers are based on what RSI believes to be reasonable judgments and estimates of our customer base for the applicable period of measurement, there are inherent challenges in measuring usage and engagement with respect to our online offerings across our customer base. Such challenges and limitations may also affect RSI’s understanding of certain details of its business. In addition, RSI’s key metrics and related estimates, including the definitions and calculations of the same, may differ from estimates published by third parties or from similarly-titled metrics of its competitors due to differences in operations, offerings, methodology and access to information. RSI regularly reviews, and may adjust its processes for calculating, its internal metrics to improve their accuracy.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. RSI's actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, statements regarding guidance, RSI’s future results of operations or financial condition, RSI’s strategic plans and focus, player growth and engagement, product initiatives and the objectives of management for future operations. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside RSI's control and are difficult to predict. Factors that may cause such differences include, without limitation: changes in applicable laws or regulations; RSI’s ability to manage growth; RSI’s ability to execute our business plan and meet its projections; unanticipated product or service delays; general economic and market conditions impacting the demand for RSI’s products and services; economic and market conditions in the gaming, entertainment and leisure industry in the markets in which RSI operates; the potential adverse effects of the COVID-19 pandemic on capital markets, general economic conditions, unemployment and RSI’s liquidity, operations and personnel; and other risks and uncertainties indicated from time to time in RSI's filings with the SEC. RSI cautions that the foregoing list of factors is not exclusive. RSI cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. RSI does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Media Contacts:

Jonathan Gasthalter / Carissa Felger / Nathaniel Garnick

(312) 319-9233 / (212) 257-4170

rsi@gasthalter.com

or

Lisa Johnson

(609) 788-8548

lisa@lisajohnsoncommunications.com

Investor Contact:

ir@rushstreetinteractive.com

Rush Street Interactive, Inc.

Consolidated Condensed Statements of Operations and Comprehensive Loss

(Unaudited and in thousands, except per share data)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2020	2019	2020	2019
Revenue	$100,048	$27,819	$278,500	$63,667

Operating costs and expenses
Costs of revenue	72,099	16,637	190,873	32,893
Advertising and promotions	23,096	8,653	56,517	28,313
General administration and other	47,632	17,248	162,447	23,649
Depreciation and amortization	714	340	2,082	1,139
Total operating costs and expenses	143,541	42,878	411,919	85,994
Loss from operations	(43,493)	(15,059)	(133,419)	(22,327)

Other expenses
Interest expense, net	(34)	(31)	(135)	(123)
Change in fair value of earnout interests liability	(2,338)	-	(2,338)	-
Total other expenses	(2,372)	(31)	(2,473)	(123)
Loss before income taxes	(45,865)	(15,090)	(135,892)	(22,450)

Income tax expense	2,919	-	2,919	-
Net loss	(48,784)	(15,090)	(138,811)	(22,450)

Net loss attributable to non-controlling interests	(48,209)	-	(138,236)	-
Net loss attributable to Rush Street Interactive, Inc.	(575)	(15,090)	(575)	(22,450)

Net loss per common share attributable to Rush Street Interactive, Inc. - basic and diluted	$(0.01)		$(0.01)
Weighted average common shares outstanding - basic and diluted	43,579,704		43,579,704

Other comprehensive income (loss)
Foreign currency translation adjustment	968	(176)	524	10
Comprehensive loss	$(47,816)	$(15,266)	$(138,287)	$(22,440)

Comprehensive loss attributable to non-controlling interests	(47,241)	-	(137,712)	-
Comprehensive loss attributable to Rush Street Interactive, Inc.	(575)	(15,266)	(575)	(22,440)

Rush Street Interactive, Inc.

Reconciliations of GAAP to Non-GAAP Financial Measures

(Unaudited and in thousands)

Adjusted EBITDA:

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2020	2019	2020	2019
Net loss	$(48,784)	$(15,090)	$(138,811)	$(22,450)

Depreciation and amortization	714	340	2,082	1,139
Interest expense, net	34	31	135	123
Income tax expense	2,919	-	2,919	-
One-time payment from Affiliated casino	-	-	(9,000)	-
Change in fair value of earnout interests liability	2,338	-	2,338	-
Share-based compensation	41,451	13,407	144,733	13,407
Adjusted EBITDA	$(1,328)	$(1,312)	$4,396	$(7,781)

Adjusted Operating Costs and Expenses:

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2020	2019	2020	2019
GAAP Operating Costs and Expenses:
Costs of revenue	$72,099	$16,637	$190,873	$32,893
Advertising and promotions	23,096	8,653	56,517	28,313
General administration and other	47,632	17,248	162,447	23,649
Depreciation and amortization	714	340	2,082	1,139
Total Operating Costs and Expenses	$143,541	$42,878	$411,919	$85,994

Non-GAAP Operating Cost and Expense Adjustments:
Costs of revenue[1]	$-	$-	$9,000	$-
Advertising and promotions	-	-	-	-
General administration and other[2]	(41,451)	(13,407)	(144,733)	(13,407)
Depreciation and amortization	-	-	-	-
Total Non-GAAP Operating Cost and Expense Adjustments	$(41,451)	$(13,407)	$(135,733)	$(13,407)

Adjusted Operating Costs and Expenses:
Costs of revenue	$72,099	$16,637	$199,873	$32,893
Advertising and promotions	23,096	8,653	56,517	28,313
General administration and other	6,181	3,841	17,714	10,242
Depreciation and amortization	714	340	2,082	1,139
Total Adjusted Operating Costs and Expenses	$102,090	$29,471	$276,186	$72,587

1 Previously disclosed one-time payment from affiliated casino.

2 Share-based compensation.